Exhibit 3.5

ARTICLES OF INCORPORATION

OF

T & D TIRE INC.

I

The name of this corporation is T & D Tire Inc.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name of the corporation’s initial agent for service of process within the State of California in accordance with the provisions of subdivision (b) of Section 1502 of the Corporations Code of the State of California is Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service.

IV

The total number of shares which the corporation is authorized to issue is Ten Thousand (10,000).

/s/ Edward C. Stieg
Edward C. Stieg

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION OF

T & D TIRE INC.

A California Corporation

To the Secretary of State

State of California

Pursuant to the provisions of the General Corporation Law of the State of California, it is hereby certified as follows upon behalf of the corporation hereinafter named.

(1)	The name of the corporation is T & D Tire Inc.

(2)	The corporation has issued no shares.

(3)	The corporation’s incorporation elected the corporation’s initial directors.

(4)	The undersigned, who constitute at least a majority of the corporation’s directors do hereby adopt the amendments hereinafter set forth, which have also previously been adopted pursuant to the provisions of section 901 of the General Corporation Law.

(5)	Article I of the corporation’s Articles of Incorporation which relates to the Corporation’s name is hereby amended to read as follows:

The name of this corporation is Am-Pac Tire Dist. Inc.

Dated: December 1, 1998

/s/ Tsutomu Kurata
Tsutomu Kurata, Director

/s/ Toru Yanashima
Toru Yanashima, Director

On this 1st day of December, 1998, in the Monterey, California each of the undersigned does hereby declare under the penalty of perjury that he signed the foregoing Certificate of Amendment of Articles of Incorporation in the capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

/s/ Tsutomu Kurata
Tsutomu Kurata

/s/ Toru Yanashima
Toru Yanashima

November 30, 1998

Secretary of State

State of California

Sacramento, California

Dear Sir or Madame:

The undersigned consents to the use of the corporate name “Am-Pac Tire Dist. Inc.” by the former T & D Tire, Inc.

Very truly yours,

/s/ Dennis Mangola
Dennis Mangola President

Corporate Headquarters • 51 Moreland Road, Simi Valley, California 93065 • (805) 581-1311 • (800) 640-3603

CERTIFICATE OF OWNERSHIP

MERGING

SOUTHERN RUBBER COMPANY, INC.

INTO

AM-PAC TIRE DIST. INC.

Toru Yanashima and Edward Stieg certify that:

1. They are the duly elected and acting Chairman and Assistant Secretary, respectively, of Am-Pac Tire Dist. Inc., a California corporation (herein called “this corporation”).

2. This corporation owns 100% of the outstanding shares of each class of Southern Rubber Company, Inc., an Alabama corporation.

3. The board of directors of this corporation has duly adopted the following resolution:

RESOLVED, that this corporation merge Southern Rubber Company Inc., a Alabama corporation, its subsidiary, into itself and assume all its liabilities pursuant to Section 1110 of the California Corporations Code;

RESOLVED FURTHER, that the Chairman, President, Chief Executive Officer, Secretary and any Assistant Secretary of this corporation are authorized and directed to execute and file a Certificate of Ownership, to execute and file such further documents and take such further action as the officers acting shall determine to be necessary to implement this resolution.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on February 16, 2000.

/s/ Toru Yanashima
Toru Yanashima, Chairman

/s/ Edward Stieg
Edward Stieg, Asst. Secretary

1

The undersigned, Toru Yanashima and Edward Stieg, the Chairman and the Assistant Secretary, respectively, of Am-Pac Tire Dist. Inc., a California corporation, each declare under penalty of perjury that the matters set out in the foregoing Certificate are true and correct of his own knowledge.

Executed at Simi Valley, California on February 16, 2000.

/s/ Toru Yanashima
Toru Yanashima, Chairman

/s/ Edward Stieg
Edward Stieg, Asst. Secretary

2

CERTIFICATE OF OWNERSHIP

MERGING

LATHAM TIRE COMPANY

INTO

AM-PAC TIRE DIST. INC.

Ralph Heimann and Edward Stieg certify that:

1.	They are the Vice President and the Asst. Secretary, respectively, of Am-Pac Tire Dist. Inc., a California corporation.

2.	This corporation owns 100% of the outstanding shares of Latham Tire Company, a Missouri corporation.

3.	The hoard of directors of this corporation duly adopted the following resolution:

RESOLVED, that this corporation merge Latham Tire Company, its wholly-owned subsidiary corporation, into itself and assume all the obligations pursuant to Section 1110, California Corporations Code.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: December 26, 2006

/s/ Ralph Heimann
Ralph Heimann, Vice President

/s/ Edward Stieg
Edward Stieg, Asst. Secretary